Business Update COVID-19 PANDEMIC • Simpson deemed an essential business under • Health and safety of employees is top priority (1) the CISA exemption • High level of financial flexibility • All North America manufacturing and • Hiring freeze implemented distribution facilities remain open • Focus on cash preservation • Two manufacturing facilities in the U.K. • $302 million cash on hand as of March 31, and France ordered to cease operations 2020 in mid-March, resulting in temporarily furlough of employees • Focus on effective working capital management • No supply-chain disruptions to date • Postponing all non-essential capital • Demand softening following stay-at-home expenditures orders • Suspending share-repurchase activity • April 2020 sales declined approximately 15% compared to March 2020 CUSTOMER DEVELOPMENTS BUSINESS DEVELOPMENTS • Signed one of the largest U.S. homebuilding • Inaugural report communicating Simpson’s companies onto builder program in Q3 2019 corporate responsibility and sustainability efforts • 23 of 25 top U.S. builders now engaged on published in March 2020 Simpson's builder program • Retirement of Ricardo Arevalo, Chief Operating • Simpson product lines to be carried at Lowe’s Officer, in February 2020 beginning in mid-2020 • Formal search for permanent successor in- progress (1) Cybersecurity and Infrastructure Security Agency 11